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                                                                   EXHIBIT 99.1

                                     [LOGO]

                            COACHMEN INDUSTRIES, INC.
           2831 DEXTER DRIVE o P.O. Box 3300 o ELKHART, INDIANA 46515
                        o 574/262-0123 o Fax 574/262-8823


                                  NEWS RELEASE

For immediate release Monday, April 28, 2003

COACHMEN INDUSTRIES, INC. REPORTS FIRST QUARTER
RESULTS

        O    LOW CONSUMER CONFIDENCE LEVELS / WEATHER NEGATIVELY IMPACT BOTH
             BUSINESS SEGMENTS
             -  FIRST QUARTER LOSS OF $2.8 MILLION VERSUS LOSS OF $0.6 MILLION
                IN PREVIOUS YEAR PERIOD.
        O    RV RETAIL MARKET SHARE INCREASES.

ELKHART, IND. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the first quarter ended March 31, 2003.

Coachmen reported a loss of $2.8 million, or $0.18 per share for the quarter, compared with a loss of $0.6 million or $0.04 per share in the year-earlier period. Sales for the first quarter were $146.4 million versus $152.8 million in the same period of 2002. Due to the seasonal nature of the business, the Company anticipated a relatively weak first quarter. However, the results were adversely impacted by negative consumer sentiment regarding the economy and the military action in Iraq, which resulted in slower RV and housing sales. Inclement weather during the quarter also had a significant impact on the Company's housing operations due to lost production days and the inability of builders to accept delivery of finished homes.

Gross profit declined 0.4 percentage points from the first quarter of 2002 caused by the decline in year-over-year sales, lower production rates in the Modular Housing and Building segment, and the consequent unabsorbed labor and overhead. GS&A expenses as a percent of sales increased 1.7 percentage points while the Company's operating loss increased 2.1 percentage points as a percent of sales.

Claire C. Skinner, Chairman, Chief Executive Officer and President, remarked, "The challenges in the marketplace increased during the first quarter as a result of both the economy and military action in Iraq. The resulting consumer confidence levels were near historic lows, which affected demand in both our business segments. But while we

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Coachmen Industries, Inc. Reports First Quarter Results
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managed  through those factors,  we were unable to circumvent the impact of poor weather conditions in the geographic areas where we operate our housing units. In our housing subsidiaries, we estimate that weather alone caused just short of $7 million of sales to be held up in finished goods inventory during the quarter, with a corresponding disappointment in profits. Accordingly, while these first quarter results fall short of our expectations, a significant part of the shortfall should be realized during the upcoming months."

                                                    Three Months Ended
                                                         March 31,
                                                    2003           2002
                                                    -------------------
SALES
Recreational Vehicle                                $ 107,396 $ 108,333
Modular Housing/Building                               38,991    44,513
                                                    --------- ---------
     Total                                          $ 146,387 $ 152,846
                                                    =========  ========

PRE-TAX INCOME/(LOSS)
Recreational Vehicle                                $  (1,521)$    (573)
Modular Housing/Building                               (2,038)     (512)
Other                                                    (738)      189
                                                    --------- ---------
     Total                                          $  (4,297)     (896)
                                                    ========= =========

RECREATIONAL VEHICLE SEGMENT

During a period when the recreational vehicle industry as a whole was plagued with plummeting consumer confidence and concerns over the Gulf conflict, the Company's RV Group reported sales essentially level with one year ago. On sales of $107.4 million, the segment's pre-tax loss of $1.5 million was $0.9 million higher than the first quarter of 2002. This variance was primarily due to higher delivery costs than in prior periods, plus increased resources to support motorized sales and product development, and heightened marketing and promotional activity.

The Company is pleased to report that it posted gains in retail market share during the first quarter. According to the February 2003 data published by Statistical Surveys, Inc., Industry retail unit sales were down 1.1%, while Coachmen's RV sales were up 2.0%. Coachmen Industries increased its retail market share in Class A motorhomes by 4.6%, Class C mini-motorhomes by 3.7% and Travel Trailers by 8.5%. Importantly, the Coachmen RV brand re-claimed the #1 position of Travel Trailers alone, and Travel Trailer/Fifth Wheels combined. In the month of February, Coachmen RV's Class C market share rose to 16.0%, which compares to 14.7% for 2003 year-to-date, and 12.3% for the same year to date period last year.


Despite the economic challenges felt throughout the industry, Coachmen's production rate actually increased over the first quarter of last year, based on the strength of dealer

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orders.  Backlogs remained comparable to last year for both motorized and travel trailer/fifth wheel product types.

Based on its ability to outperform the market at the retail and wholesale levels, the successful enrollment of new dealers, and the continuing healthy level of backlogs, the previously announced capacity-expansion plans were implemented during the first quarter. Coachmen's new state-of-the-art Class C motorhome plant at its Middlebury, Ind. complex is expected to be operational by early August and its newly acquired additional facility in Fitzgerald, Ga. will be operational by June. The increased manufacturing capacity will help Coachmen meet demand for its popular Travel Trailer, Fifth Wheel and Class C Motorhome product lines.

MODULAR HOUSING AND BUILDING SEGMENT

The Company's Modular Housing and Building segment's first quarter sales of $39.0 million were down 12.4% from the first quarter of 2002. On these reduced sales, the segment had a pre-tax loss of $2.0 million compared to a loss of $0.5 million during the same period one year ago. The troubled Miller Building Systems unit, still recovering from the telecommunication industry woes, accounted for $1.2 million of the segment's combined loss.

Though weather issues typically cause the first quarter to be one of the most difficult for the housing group, weather conditions were unusually severe this year. Bad weather had a major impact on total new single-family home sales and commercial construction, especially in the Midwest and Mid-Atlantic regions where the company operates, effecting both production and shipments. While most all of the segment's homes are pre-sold, the company's builder affiliates must be able to prepare the site and foundations before the homes can be delivered. Snow, sleet, and heavy rain can all delay this crucial site work, which in turn prevents the ability to complete the sales process.

Production for the combined residential and commercial units was down 8.8%, while shipments were down 16.1% compared to the first quarter of 2002. Delayed shipments resulted in increased finished goods inventories. Backlogs at quarter-end were up 3.7% compared to year-end levels. With improved weather and the wind-down of military activity in Iraq, early second quarter order flow has improved considerably, resulting in increased backlogs and scheduled increases to daily production levels at most housing plants.

The outlook for Miller Building Systems is also improving, where telecom orders have increased recently, creating higher backlogs than have been seen in over a year. The Company's marketing efforts in the non-cellular telecommunications market are beginning to show results, having obtained substantial orders for specialized shelters to be used as components of statewide emergency services radio networks.

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Coachmen Industries, Inc. Reports First Quarter Results
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The Company is continuing  to pursue  higher  growth  markets for the segment in
2003, as well as focusing on governmental applications for Miller's concrete products and new applications for their proprietary steel-framing technology.

Finally, the Company's All American Homes subsidiary has just completed negotiating terms on a modular hotel project in North Carolina, as well as a multi-unit assisted living center project in Ohio. Contracts on a number of other major building projects should be finalized within the next ninety days.

BALANCE SHEET/CASH FLOW

As of March 31, 2003, the Company had cash and marketable securities of $11.9 million and shareholders' equity of $202.0 million. Cash flow from operations was an outflow of $9.8 million for the quarter, largely due to the build-up in inventory. Capital expenditures totaled $1.4 million for the first quarter. Coachmen repurchased 272 thousand shares totaling $4.1 million during the first quarter.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, "Our focus is on increasing our production to meet the existing and anticipated second quarter demand while delivering the inventory that built up in the first quarter. Executing on those two fronts, and controlling our expenses, will allow us to achieve positive earnings and cash flow throughout the remainder of the year. With a capital structure containing just 7.3% debt, our balance sheet remains strong. The changes we made over the last several years in our RV's have improved our product mix and are resulting in increased market share. Given that fact, and as concerns over the economy and military conflict stabilize, the investments we are making to efficiently increase our RV production rates will ensure that we can meet the returning, previously demonstrated levels of demand."

OUTLOOK

Chairman Skinner said, "During the second quarter, we expect significantly improved performance from both our Miller Building Systems and All American Homes companies, with the delivery of the homes we could not ship during the first quarter and increased production schedules supported by stronger backlogs. Further, our special projects business is gaining strength, as is the recently launched Ameri-Log home series.

"Our recreational vehicles are continuing to gain momentum with growth at both the retail and wholesale levels. We are very confident that these trends will continue, which would result in increased sales and production volumes with corresponding improvements in profitability," Skinner added.

In summary, Chairman Skinner said, "Though we clearly are not yet operating in a `reasonably stable business climate', as the military action in Iraq draws to a favorable conclusion, we believe that consumer confidence could rebound rather quickly, which in turn should translate into healthy demand for our products during the balance of this year.

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If these  conditions  improve  rapidly,  we  continue  to believe  that we could achieve our sales and earnings growth goals for 2003."

Founded in 1964, Coachmen Industries, Inc. is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including COACHMEN(R), GEORGIE BOY(TM), SHASTA(R) and VIKING(R). Coachmen Industries is also the largest modular home producer in the nation with its ALL AMERICAN HOMES(R) and MOD-U-KRAF(R) subsidiaries. Modular commercial and telecommunication structures are manufactured by the Company's Miller Building Systems subsidiary. Prodesign, LLC is a subsidiary that custom thermoforms composite and plastic parts for numerous industries under the PRODESIGN(R) brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE INHERENTLY UNCERTAIN. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THAT PROJECTED OR SUGGESTED DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE POTENTIAL FLUCTUATIONS IN THE COMPANY'S OPERATING RESULTS, THE CONDITION OF THE TELECOMMUNICATIONS INDUSTRY WHICH PURCHASES MODULAR STRUCTURES, THE AVAILABILITY AND THE PRICE OF GASOLINE, THE COMPANY'S DEPENDENCE ON CHASSIS SUPPLIERS, INTEREST RATES, THE AVAILABILITY AND COST OF REAL ESTATE FOR RESIDENTIAL HOUSING, THE ABILITY OF THE HOUSING AND BUILDING SEGMENT TO PERFORM IN NEW MARKET SEGMENTS WHERE IT HAS LIMITED EXPERIENCE, COMPETITION, GOVERNMENT REGULATIONS, LEGISLATION GOVERNING THE RELATIONSHIPS OF THE COMPANY WITH ITS
RECREATIONAL VEHICLE DEALERS, THE IMPACT OF CONSUMER CONFIDENCE AND ECONOMIC UNCERTAINTY ON HIGH-COST DISCRETIONARY PRODUCT PURCHASES, FURTHER DEVELOPMENTS IN THE WAR ON TERRORISM AND RELATED INTERNATIONAL CRISES, OIL SUPPLIES, AND OTHER RISKS IDENTIFIED IN THE COMPANY'S SEC FILINGS.

For more information:
     Joseph P. Tomczak
     Executive Vice President and Chief Financial Officer
     574-262-0123

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Coachmen Industries, Inc. Reports First Quarter Results
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                            COACHMEN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                       Three Months Ended
                                                   --------------------------
                                                          December 31,
                                                          ------------
                                                       2003           2002
                                                   -----------    -----------

Net Sales                                          $  146,387     $   152,846

Gross Profit - $                                       17,034          18,270
Gross Profit - %                                         11.6%           12.0%

GS&A - $                                               21,431          19,681
GS&A - %                                                 14.6%           12.9%

Operating Income/(Loss) - $                            (4,397)         (1,411)
Operating Income/(Loss) - %                              (3.0)%          (0.9)%

Other (Income)/Expense                                   (100)           (515)

Pre-Tax Profit/(Loss) - $                              (4,297)           (896)
Pre-Tax Profit/(Loss) - %                                (2.9)%          (0.6)%

Tax Expense/(Benefit)                                  (1,477)           (306)

Net Income/(Loss)                                      (2,820)           (590)
Earning/(Loss) per share -
     Basic & Diluted                                    (0.18)          (0.04)

Weighted Average Shares Outstanding
     Basic                                             15,473          16,040
     Diluted                                           15,473          16,040

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                            COACHMEN INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


ASSETS                                               3/31/03          12/31/02
------                                             ------------     ------------
CURRENT ASSETS
     Cash and temporary cash investments          $       4,933     $    16,549
     Marketable securities                                6,925           7,641
     Accounts receivable                                 35,443          29,408
     Inventories                                        101,658          85,010
     Prepaid expenses and other                           8,257           8,862
     Deferred income taxes                                6,902           6,885
                                                  -------------     -----------
         Total Current Assets                           164,118         154,355

Property & equipment, net                                77,968          78,889
Goodwill                                                 18,954          18,954
Cash value of life insurance                             34,711          33,155
Real estate held for sale                                   276             276
Other                                                     7,706           7,566
                                                  -------------     -----------

         Total Assets                             $     303,733     $   293,195
                                                  =============     ===========


LIABILITIES AND SHAREHOLDERS' EQUITY                 3/31/03          12/31/02
                                                  -------------     -----------
CURRENT LIABILITIES
     ST borrowings & current portion of LT debt   $       5,896     $       902
     Accounts payable, trade                             32,619          18,801
     Accrued income taxes                                   239           1,222
     Other accruals                                      39,398          39,856
                                                  -------------     -----------
         Total Current Liabilities                       78,152          60,781

Long-term debt                                           10,090          10,097
Deferred income taxes                                     4,123           4,123
Other                                                     9,391           8,768
                                                  -------------     -----------
Total liabilities                                       101,756          83,769
Shareholders' Equity                                    201,977         209,426
                                                  -------------     -----------

    Total Liabilities and Shareholders' Equity    $     303,733     $   293,195
                                                  =============     ===========



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                            COACHMEN INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                     -------------------------
                                                           MARCH 31,
                                                           ---------
                                                        2003           2002
                                                     ----------     ----------


CASH FLOW FROM/(USED IN) OPERATIONS                    $ (9,825)     $  11,442

CASH FLOW FROM/(USED IN) ACQUISITION &
  INVESTING ACTIVITIES                                   (1,846)           797

Net Borrowings                                            4,987            (14)
Issuance/Purchase of Stock                               (4,007)           380
Dividends                                                  (925)          (802)
                                                       --------      ---------
   CASH FLOW FROM/(USED IN) FINANCING ACTIVITIES             55           (436)

INCREASE/(DECREASE) IN CASH AND TEMPORARY
  CASH INVESTMENTS                                      (11,616)        11,803

Beginning of Period Cash and Temporary Cash Investments  16,549         28,416
                                                       --------      ---------

ENDING CASH AND TEMPORARY CASH INVESTMENTS             $  4,933      $  40,219
                                                       ========      =========



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